Exhibit 10.1

COMMON UNIT PURCHASE AGREEMENT

by and among

TEEKAY OFFSHORE PARTNERS L.P.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

i

ii

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated November 24, 2014 (this “Agreement”), is by and among TEEKAY OFFSHORE PARTNERS L.P., a Marshall Islands limited partnership (the “Partnership”), and the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Partnership desires to sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain Common Units (as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph, as amended, supplemented, continued or modified.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” has the meaning specified in Section 2.1(b).

“Common Units” means the Common Units representing limited partnership interests in the Partnership having the rights and obligations specified in the Partnership Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreements” means (a) that certain Registration Rights Agreement, by and among the Partnership and the Investors named on Schedule A thereto, dated as of November 25, 2011, (b) that certain Registration Rights Agreement, by and among the Partnership and the Investors named on Schedule A thereto, dated as of July 12, 2012, (c) that certain Registration Rights Agreement, by and between the Partnership and the Investor party thereto dated as of April 19, 2013 and (d) that certain Registration Rights Agreement, by and among the Partnership and the Investor party named on Schedule A thereto, dated as of December 20, 2013.

“General Partner” means Teekay Offshore GP L.L.C., a Marshall Islands limited liability company.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective Properties.

“Incorporated Documents” has the meaning specified in Section 3.1(a).

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind; provided, however, that any charter or services contracts to which the Partnership’s vessels are subject shall not be deemed Liens.

“Marshall Islands LLC Act” means the Marshall Islands Limited Liability Company Act of 1996, as amended.

“Marshall Islands LP Act” means the Marshall Islands Limited Partnership Act.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“NYSE” means The New York Stock Exchange, Inc.

“OLP GP” means Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company.

“Operating Company” means Teekay Offshore Operating L.P., a Marshall Islands limited partnership.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated April 23, 2013, as amended to date.

“Partnership Entities” and each a “Partnership Entity” means the General Partner, the Partnership and each of the Partnership’s Subsidiaries, other than those Subsidiaries which, individually, would not constitute a “significant subsidiary” as defined in Regulation S-X.

“Partnership Related Parties” has the meaning specified in Section 6.2.

“Partnership SEC Documents” has the meaning specified in Section 3.12.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” has the meaning specified in Section 3.1(a).

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Units” means, with respect to a particular Purchaser, the number of Common Units set forth opposite such Purchaser’s name under the column titled “Common Units” set forth on Schedule A.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Statement” has the meaning specified in Section 3.1(a).

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Rules” has the meaning specified in Section 3.1(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Walled Off Person” shall have the meaning set forth in Section 4.5.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit as set forth in paragraph (b) below. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Partnership.

(b) The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Units (the “Common Unit Price”) hereunder shall be $26.10.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at 9:00 am, Pacific Time, on the third Business Day following the date hereof, at the offices of Perkins Coie LLP, 1120 N.W. Couch Street, Tenth Floor, Portland, Oregon 97209-4128, or at such other location or on such other date as mutually agreed by the parties (the “Closing Date”). The parties agree that the Closing may occur via delivery of this Agreement and other closing deliveries by facsimile, electronic mail, courier service or personal delivery.

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated hereby illegal;

(b) There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) The Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b) The Partnership shall have filed with the Commission pursuant to Rule 424(b) a prospectus supplement regarding the sale of the Purchased Units that, in accordance with the Securities Act and the Rules, permits the sale of the Purchased Units pursuant to this Agreement;

(c) (i) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(d) The Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 2.6;

(e) The Purchased Units shall have been approved for listing on the NYSE, subject to notice of issuance;

(f) No notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;

(g) The Common Units shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE; and

(h) Since the date of this Agreement, no Material Adverse Effect shall have occurred.

Section 2.5 The Partnership’s Conditions. The obligation of the Partnership to consummate the sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):

(a) (i) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except that any such representations of such Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(b) Such Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing such Purchaser’s closing deliveries described in Section 2.7;

By acceptance of the applicable Purchased Units, each Purchaser shall be deemed to have represented to the Partnership that such Purchaser has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser are true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 2.6 Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:

(a) The Purchased Units through the facilities of The Depository Trust Company;

(b) Copies of (i) the Certificate of Limited Partnership of the Partnership and (ii) the Certificate of Formation of the General Partner, each certified by the Registrar of Corporations of the Republic of the Marshall Islands as of a recent date;

(c) A certificate of the Registrar of Corporations of the Republic of the Marshall Islands, dated a recent date, to the effect that each of the General Partner and the Partnership is in good standing;

(d) A cross-receipt executed by the Partnership and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(e) An opinion addressed to the Purchasers from Perkins Coie LLP, legal counsel to the Partnership, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A;

(f) An opinion addressed to the Purchasers from Watson, Farley & Williams LLP, special Marshall Islands and New York counsel to the Partnership, dated as of the Closing Date, in the form and substance attached hereto as Exhibit B;

(g) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer, or by the Vice President or Secretary of the General Partner, on behalf of the Partnership, in his or her capacities as such, stating that:

(i) The Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and

(ii) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Material Adverse Effect were true and correct when made and are true and correct as of the Closing Date and all other representations and warranties of the Partnership were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date; in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct or true and correct in all material respects, as applicable, as of such date only); and

(h) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (1) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (2) the Certificate of Formation of the General Partner and its Limited Liability Company Agreement, (3) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and (4) the signatures of the officers executing this Agreement.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Partnership:

(a) Payment to the Partnership of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account that the Partnership shall have designated, at least two Business Days prior to the Closing Date, in writing; provided, however, that such delivery shall only be required after the delivery of the Purchased Units as set forth in Section 2.6(a); and

(b) A cross-receipt executed by such Purchaser and delivered to the Partnership certifying that it has received its Purchased Units as of the Closing Date.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement (including, without limitation, Section 5.6(b)) is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers collectively and not between and among the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to each Purchaser as follows:

Section 3.1 Registration.

(a) The Partnership has filed with the Commission, pursuant to the Securities Act, and the rules and regulations adopted by the Commission thereunder (the “Rules”), a registration statement on Form F-3 (File No. 333-197053), including a prospectus, relating to the Common Units, and such registration statement has become effective. Such registration statement, including financial statements, exhibits and Incorporated Documents (defined below), as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement,” and the prospectus included in the Registration Statement, as proposed to be supplemented by a prospectus supplement (including any preliminary prospectus supplement) relating to the Common Units to be sold pursuant hereto and to be filed pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus.” Any reference herein to the Registration Statement or Prospectus includes all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 6 of Form F-3 under the Securities Act (the “Incorporated Documents”).

(b) The Partnership meets the requirements for use of Form F-3 under the Securities Act. The initial effective date of the Registration Statement was not earlier than three years before the date of this Agreement. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and, to the Partnership’s knowledge, no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c) The Registration Statement, on its effective date and on the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules. Any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules. The Prospectus, when filed with the Commission and on the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules. The prospectus supplement, when it is filed with the Commission pursuant to Rule 424(b) to register the Purchased Units, will conform in all material respects to the requirements of the Securities Act and the Rules. The Incorporated Documents conformed, and any further documents incorporated by reference after the date hereof into the Registration Statement or the Prospectus will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement and any amendment thereto, at the time it became effective, and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.2 Existence. Each of the Partnership Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify would not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, Properties, business, assets or prospects of the Partnership Entities taken as a whole, the ability of the Partnership Entities to meet their obligations under this Agreement or the ability of the Partnership Entities to consummate the transactions under this Agreement on a timely basis (except, in each case, to the extent any such material adverse effect after the date hereof results from, arises out of or relates to: (A) the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (B) a general deterioration in the economy or changes in the general state of the industries in which the Partnership Entities operate, except to the extent that the Partnership Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (C) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (D) changes in accounting principles or regulations imposed upon the Partnership Entities or their businesses applicable generally or to such industries (a “Material Adverse Effect”)) or (ii) subject the limited partners of the Partnership to any material liability or disability.

Section 3.3 Purchased Units; Capitalization.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b) The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (not including any Series A Preferred Units); such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens (except restrictions on transferability contained in the Partnership Agreement).

(c) As of the date of this Agreement, prior to the issuance and sale of the Purchased Units, as contemplated hereby, the issued and outstanding limited partner interests of the Partnership consist of 85,681,495 Common Units, 6,000,000 of the Partnership’s 7.25% Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and the Partnership Agreement).

(d) The Common Units are listed on the NYSE, and the Partnership has not received any notice of delisting.

(e) The Common Units are, and the Purchased Units will be upon issuance, “covered securities” for purposes of Section 18 of the Securities Act.

Section 3.4 Subsidiaries.

(a) The Partnership owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP and is fully paid (to the extent required under such agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands LLC Act); and the Partnership owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Partnership SEC Documents.

(b) The Partnership directly owns a 99.09% limited partner interest in the Operating Company and OLP GP directly owns a 0.91% general partner interest in the Operating Company; such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Company and are fully paid (to the extent required under such agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and the organizational documents of the Operating Company); and the Partnership and OLP GP own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Partnership SEC Documents.

(c) The Partnership and the Operating Company own, directly or indirectly, the equity interests of the Subsidiaries named in Exhibit 8.1 to the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2013; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the relevant organizational documents); and the Partnership and the Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Partnership SEC Documents.

Section 3.5 No Conflict. None of (i) the offering, issuance and sale by the Partnership of the Purchased Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the transactions contemplated hereby or thereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Partnership Entities pursuant to, (A) the formation or governing documents of any of the Partnership Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party, by which any of them is bound or to which any of their respective Properties or assets is subject, or (C) any Law applicable to any of the Partnership Entities or injunction of any court or governmental agency or body to which any of the Partnership Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their Properties, except in the case of clause (B) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.6 No Default. None of the Partnership Entities is in violation or default of (i) any provision of its respective formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any Law of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership Entities or any of their Properties, as applicable, except, in the case of clauses (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.7 Authority. The Partnership has all requisite power and authority to enter into this Agreement. On the Closing Date, the Partnership will have all requisite power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been validly taken. No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.8 Approvals. Except for the filing with the Commission pursuant to Rule 424(b) of a prospectus supplement regarding the sale of the Purchased Units, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of this Agreement to which it is a party or the Partnership’s issuance and sale of the Purchased Units, except as may be required under the state securities or “Blue Sky” Laws.1

Section 3.9 Compliance with Laws. Neither the Partnership nor any of its Subsidiaries is in violation of any Law applicable to the Partnership or its Subsidiaries, except as would not reasonably be expected to have,

[1]	NTD: Monitor NYSE approval.

individually or in the aggregate, a Material Adverse Effect. The Partnership and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Partnership nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10 Due Authorization. This Agreement has been duly and validly authorized and has been or validly executed and delivered by the Partnership, and constitutes, or will constitute, the legal, valid and binding obligations of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.11 Valid Issuance; No Options or Preemptive Rights; Title. The Purchased Units to be issued and sold by the Partnership to each Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and the Partnership Agreement) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable federal and state securities laws and (ii) such Liens as are created by the Purchasers. The holders of outstanding Common Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units; and, except as set forth in the Partnership Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in the Partnership are outstanding.

Section 3.12 No Registration Rights. Except as contemplated by the Partnership Agreement and the Existing Registration Rights Agreements, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.13 Periodic Reports. The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Partnership SEC Documents”) have been filed with the Commission on a timely basis. The Partnership SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Partnership SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) in the case of the financial statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the financial statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of certain footnote disclosure and normal, recurring year-end adjustments or as otherwise permitted by the rules and regulations of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Partnership and the General Partner and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.14 Litigation. As of the date hereof, except as set forth on Schedule 3.13 hereto, there are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any Property or asset of any Partnership Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of this Agreement or the right of any Partnership Entity to enter into this Agreement or to consummate the transactions contemplated hereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.15 Insurance. The Partnership and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Partnership does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.16 Internal Accounting Controls. The Partnership and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of any failures of such internal accounting controls.

Section 3.17 No Material Adverse Change. As of the date hereof, except as set forth on Schedule 3.17 hereto, since September 30, 2014, there has been no change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be likely to have a Material Adverse Effect.

Section 3.18 Certain Fees. No fees or commissions are or will be payable by the Partnership to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Partnership in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.19 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties.

Section 3.20 Investment Company Status. The Partnership is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.21 Passive Foreign Investment Company. To the knowledge of the Partnership, after consultation with United States federal income tax counsel, none of the Partnership Entities is a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

Section 3.22 Tax Status. None of the Partnership Entities, other than the Partnership and the General Partner, has elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities, other than the Partnership and the General Partner, is, or will pursuant to Treasury Regulations Section 301.7701-3 timely and properly elect to be, classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes.

Section 3.23 Restricted Securities. The Purchased Units are not characterized as “restricted securities” under the federal securities Laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitutes the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties; provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.

Section 4.6 [Reserved].

Section 4.7 Short Selling. Such Purchaser has not entered into or effected any Short Sales of the Common Units owned by it between the time it first began discussion with the Partnership about the transactions contemplated by this Agreement and the date hereof (it being understood that, without implication that the contrary would otherwise be true, the entering into of a total return swap shall not be considered a Short Sale of Common Units); provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any Walled Off Person and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Purchaser or receipt of confidential or other information regarding this transaction provided by Purchaser to such entity.2

[2]	NTD: Existing language “Short Selling” section used in prior direct sale between Teekay LNG and Goldman. Magnetar had proposed edits. Note to Magnetar: please clarify concern with existing language.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement.

Section 5.2 Other Actions. The Partnership shall, prior to the Closing, file a supplemental listing application with the NYSE to list the Purchased Units and file a prospectus supplement to the Prospectus with the Commission to register the Purchased Units in accordance with the Securities Act and the Rules. Each Purchaser agrees solely with the Partnership that its trading activities, if any, with respect to its Purchased Units will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

Section 5.3 Payment and Expenses. The Partnership and each Purchaser shall be responsible for its own fees and expenses in connection with the transactions contemplated by this Agreement.

Section 5.4 Use of Proceeds. The Partnership shall use the collective proceeds from the sale of the Purchased Units for general partnership purposes.

Section 5.5 Lock-Up Period.

(a) The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, or any affiliated company of the Partnership) directly or indirectly, including through the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, from the date of this

Agreement through the end of December 12, 2014 (the “Restricted Period”), provided, however, that the Partnership may grant restricted units or options to purchase Common Units under the Partnership’s 2006 Long-Term Incentive Plan.

(b) Each Purchaser agrees solely with the Partnership it will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Purchaser or any affiliate of such Purchaser or any person in privity with such Purchaser or any affiliate of such Purchaser), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to the Purchased Units, or publicly announce an intention to effect any such transaction, during the Restricted Period. The Partnership may not waive any or all of the provisions of this Section 5.6(b) with respect to less than all of the Purchasers.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, indirect, incidental, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, indirect, incidental and consequential damages shall not be deemed to include diminution in value of the Purchased Units to the extent resulting from, arising out of or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, which is specifically included in damages covered by the Purchaser Related Parties’ indemnification.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Partnership Related Party shall be entitled to recover special, indirect, incidental, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle any such action or claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.7, 3.10, 3.11, 3.12, 3.17, 3.18, 3.19, 4.4, and 4.5 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties thereto. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the prior written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership). As a condition to any assignment hereunder, the assignee shall agree in writing to be bound by the provisions of this Agreement. The Partnership may not transfer any of its rights or obligations under this Agreement to any Person.

Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to the Partnership:

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-3931

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209-4128

Attention: David Matheson

Facsimile: (503) 346-2008

or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.7 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts laws thereof that would apply the laws of any other jurisdiction.

Section 7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.9 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) with respect to any particular Purchaser, the written consent of such Purchaser, upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement or (ii) with respect to any particular Purchaser, written notice by the Partnership to such Purchaser upon a breach in any material respect by such Purchaser of any covenant or agreement set forth in this Agreement. For the avoidance of doubt, the termination of this Agreement with respect to any particular Purchaser shall not affect the Agreement with respect to any other Purchaser.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate (i) at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal or (ii) if the Closing shall not have occurred by December 5, 2014.

(c) In the event of the termination of this Agreement as provided in this Section 7.9, (1) this Agreement shall forthwith become null and void, and (2) there shall be no liability on the part of any Party hereto, except as set forth in Sections 5.3 and Article VI of this Agreement.

Section 7.10 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 7.11 Disclosure. Each Purchaser agrees not to disclose information about this Agreement or the transactions contemplated hereby until and to the extent the Partnership publicly discloses such information. The Partnership shall disclose on Commission Form 6-K, within four Business Days of the date of this Agreement, the transactions contemplated by this Agreement. From and after the filing of the prospectus supplement required to be filed by this Agreement prior to the Closing, the Partnership shall have disclosed all material, non-public information (if any) regarding the Partnership or any of its Subsidiaries delivered to any of the Purchasers by the Partnership or any of its Subsidiaries or any of its or their respective Representatives in connection with the transactions contemplated by this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEEKAY OFFSHORE PARTNERS L.P.

By:	TEEKAY OFFSHORE GP L.L.C.
(its General Partner)

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and Chief Financial Officer

Signature Page to common unit Purchase Agreement

PURCHASER:

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	Goldman Sachs Asset Management, L.P., its Investment Adviser

By:	/s/ Kyri Loupis
Name: Kyri Loupis
Title: Managing Director

Signature Page to common unit Purchase Agreement

PURCHASER:

Salient MLP Fund, L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Salient MLP Fund TE, L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Salient Midstream & MLP Fund

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

Signature Page to common unit Purchase Agreement

PURCHASER:

Salient MLP & Energy Infrastructure Fund II

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Salient MLP Total Return Fund, L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Salient MLP Total Return TE Fund, L.P.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

Signature Page to common unit Purchase Agreement

PURCHASER:

HFR RVA Salient MLP Master Trust

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Blue Cross Blue Shield of Arizona, Inc.

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

HEB Brand Savings and Retirement Plan Trust

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

Signature Page to common unit Purchase Agreement

PURCHASER:

Police & Fire Retirement System of the City of Detroit

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Ohio Police and Fire Pension Fund

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

PURCHASER:

Commonwealth of Pennsylvania Public School Employees’ Retirement System

By:	Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name: Gregory A. Reid
Title: Managing Director

Signature Page to common unit Purchase Agreement

PURCHASER:

MAGNETAR CAPITAL MASTER FUND, LTD
By:	Magnetar Financial LLC
its Investment Manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

HIPPARCHUS MASTER FUND LTD
By:	Magnetar Financial LLC
its Investment Manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MTP ENERGY FUND LTD.
By:	MTP Energy Management LLC, its Investment Manager
By:	Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

Signature Page to common unit Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Common Units	Purchase Price*
Goldman Sachs MLP and Energy Renaissance Fund	2,873,563	$74,999,994.30
Salient MLP Fund, L.P.	383,486	$10,008,985
Salient MLP TE Fund, L.P.	80,497	$2,100,972
Salient Midstream & MLP Fund	579,478	$15,124,376
Salient MLP & Energy Infrastructure Fund II	558,980	$14,589,378
Salient MLP Total Return Fund, L.P.	233,991	$6,107,165
Salient MLP Total Return TE Fund, L.P.	8,500	$221,850
HFR RVA Salient MLP Master Trust	24,499	$639,424
Blue Cross Blue Shield of Arizona, Inc.	22,499	$587,224
HEB Brand Savings and Retirement Plan Trust	73,997	$1,931,322
Police & Fire Retirement System of the City of Detroit	73,497	$1,918,272
Ohio Police and Fire Pension Fund	145,995	$3,810,470
Commonwealth of Pennsylvania Public School Employees’ Retirement System	496,481	$12,958,154
Hipparchus Master Fund Ltd	65,971	$1,721,843.10
Magnetar Capital Master Fund, Ltd	76,121	$1,986,758.10
MTP Energy Fund Ltd.	1,007,333	$26,291,391.30

*	The Purchase Price for each Purchaser is equal to the product of (i) the number of Common Units set forth opposite such Purchaser’s name under the column titled “Common Units” above, multiplied by (ii) $26.10

Schedule A to Common Unit Purchase Agreement

Schedule B – Notice and Contact Information

Purchaser	Notice and Contact Information

PURCHASER	Goldman Sachs MLP and Energy Renaissance Fund c/o Goldman Sachs Asset Management, L.P. 200 West Street New York, New York 10282 Attn: Ganesh Jois Facsimile: (917) 977-4222 Email: Ganesh.Jois@gs.com

PURCHASER

Magnetar Capital Master Fund, Ltd

Hipparchus Master Fund Ltd

MTP Energy Fund Ltd.

c\o Magnetar Financial LLC

1603 Orrington Avenue

Evanston, IL 60201

Phone: 847-905-4400

Fax: 847-869-2064

Email: notices@magnetar.com

PURCHASER

c/o Salient Capital Advisors, LLC

4265 San Felipe Suite 800

Houston, TX 77027

Attn: Salient MLP Operations

E-mail: DL-

MLPOperations@salientpartners.com

Contact Person: Matt Hibbetts 713-548-

2626 or Paula Canlas 713-548-2603

Schedule B to Common Unit Purchase Agreement

Schedule 3.13 – Litigation

See Item 1 – Financial Statements: Note 11(a) – Commitments and Contingencies, in the Partnership’s Form 6-K for the quarter ended September 30, 2014.

Schedule 3.16 – No Material Adverse Change

None.

Exhibit A – Form of Opinion of Perkins Coie LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Perkins Coie LLP, counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) To our knowledge, except as described in the Partnership SEC Documents filed prior to the date of the Purchase Agreement, there are no outstanding options, warrants, or agreements for the purchase or acquisition from the Partnership of Partnership securities or ownership interests in the Partnership, or rights to convert any obligations into or exchange any securities for Partnership securities or ownership interests in the Partnership.

(ii) No consent, approval, authorization or other action by, or filing with, any Governmental Authority is required for the issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance by the Partnership of the Agreement or the completion of the transactions contemplated by the Agreement, except for those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(iii) To our knowledge, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require any of the Partnership Entities to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require any of the Partnership Entities to include such securities in any securities being registered pursuant to any other registration statement filed by any Partnership Entity under the Securities Act, except for any such rights held by the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement and except for such rights granted pursuant to the Existing Registration Rights Agreements.

(iv) None of the offering, issuance and sale by the Partnership of the Purchased Units, the execution, delivery and performance of the Agreement by the Partnership, or the completion of the transactions contemplated thereby conflicts with or constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2013, or the Quarterly Reports on Form 6-K for the quarters ended March 31, June 30 and September 30, 2014 (including any document filed as an exhibit to any document incorporated by reference therein). (We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents.)

Exhibit A to Common Unit Purchase Agreement

(v) The Partnership is not, and after giving effect to the use of proceeds from the sale of the Purchased Units pursuant to the Purchase Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(vi) We confirm that the Common Units of the Partnership are listed on the New York Stock Exchange, and, consequently, the Purchased Units, when issued and delivered by the Partnership pursuant to the terms of the Purchase Agreement, will be “covered securities” for purposes of Section 18 of the Securities Act.

Exhibit A to Common Unit Purchase Agreement

Exhibit B – Form of Opinion of Watson, Farley & Williams LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Unit Purchase Agreement (the “Purchase Agreement”). The Partnership shall furnish to the Purchasers at the Closing an opinion of Watson, Farley & Williams LLP, special Marshall Islands and New York counsel for the Partnership, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) Each of the Partnership and the Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the law of the Republic of the Marshall Islands, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Partnership SEC Documents.

(ii) Each of the General Partner and the OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of the Marshall Islands, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Partnership SEC Documents.

(iii) Each of the entities listed in Schedule A to such opinion (the “Marshall Islands Significant Subsidiaries”) is validly existing in good standing as a limited liability company or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power, as applicable, and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Partnership SEC Documents.

(iv) The Purchased Units and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act and except as may otherwise be provided in the Partnership Agreement).

(v) Except as described in the Partnership SEC Documents and except as contained in Articles V, XV and XVI of the Partnership Agreement, the Partnership Agreement does not contain any preemptive rights or other rights to subscribe for or to purchase any limited partner interests in the Partnership.

(vi) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, including the offering, issuance and sale by the Partnership of the Purchased Units in accordance with and upon the terms and conditions set forth in the Agreement, do not (A) conflict with or constitute a violation of the organizational documents of the Partnership, the General Partner, the Operating Company, the OLP GP or the Marshall Islands Significant Subsidiaries, (B) conflict with or constitute a breach or violation of,

Exhibit B to Common Unit Purchase Agreement

or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), the agreements or instruments governed by Marshall Islands Law or New York Law and listed on a schedule to such opinion, (C) violate Marshall Islands Law or New York Law, or (D) violate any judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands directed to any of the Partnership, the General Partner, the Operating Company, the OLP GP or the Marshall Islands Significant Subsidiaries in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which any of them is a party.

(vii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the Partnership, the General Partner, the Operating Company, the OLP GP or the Marshall Islands Significant Subsidiaries or any of their respective properties is required in connection with the execution and delivery of the Agreement by the General Partner in its capacity as the general partner of the Partnership, the performance of the transactions contemplated hereby by the Partnership Entities or the performance by the Partnership of its obligations hereunder, including the offering, issuance and sale by the Partnership of the Purchased Units in accordance with and upon the terms and conditions set forth in the Agreement.

(viii) The choice of New York law to govern the Agreement constitutes a valid choice of law under Marshall Islands Law.

(ix) The Agreement has been duly authorized and validly executed and delivered by the General Partner in its capacity as the general partner of the Partnership and constitutes a valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. This opinion (x) is subject to the qualifications that: (i) the enforceability of the rights and remedies of any party to the Agreement (a) may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors’ rights and remedies from time to time in effect, (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability, impracticability, impossibility of performance and conflict with public policy or other similar principles and (c) may be limited by public policy, the possible judicial application of foreign laws or governmental action affecting the rights of creditors, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, (ii) we express no opinion relating to any provision of the Agreement that purport to waive damages or other remedial provisions contained in the Agreement including specific performance, (iii) we express no opinion relating to severability or separability, (iv) we express no opinion relating to any provision of the Agreement that purport to require that any amendments, waivers or terminations be in writing or the disregard of any course of dealing or usage of trade and (v) we express no opinion relating to any provision of the Agreement that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (x) would purport to require any person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any person, (y) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (z) are determined to be contrary to public policy.

Exhibit B to Common Unit Purchase Agreement